EXHIBIT 4.12

                       BRIDGE FINANCING PURCHASE AGREEMENT

         BRIDGE FINANCING PURCHASE AGREEMENT, made as of June 16, 1997, by and between Coutts & Co. AG, a Swiss corporation, acting as agent for certain non-U.S. persons, with a principal place of business at Talstrasse 59, Zurich, CH-8022 (the "INVESTOR") and DYNAGEN, INC., a Delaware corporation with a principal place of business at 99 Erie Street, Cambridge, Massachusetts (the "COMPANY").

                              W I T N E S S E T H:

         WHEREAS, the Investor desires to provide financing to the Company upon the terms and conditions set forth herein;

         NOW, THEREFORE, in consideration of the respective undertakings, covenants and agreements of the parties set forth herein, the parties hereby agree as follows:

         1. ISSUANCE OF NOTE AND SHARES OF COMMON STOCK; PLEDGE OF STOCK . The Company has authorized the issuance and sale to the Investor of the Company's Subordinated Note, due September 30, 1997, in the original aggregate principal amount of up to $1,0500,000. The Subordinated Note shall be substantially in the form set forth in Exhibit A hereto and is herein referred to as a "NOTE," which term shall also include any notes delivered in exchange or replacement therefor. The Note shall be due September 30, 1997, with interest payable upon maturity of 7% per annum. The Company has also authorized the issuance and sale to the Investor of 30150,000 shares of the Company's Common Stock (the "SHARES") in connection with the making of the loan represented by this Agreement. The Note and the Shares are sometimes referred to herein as the "SECURITIES."

         The obligations under the Note are secured by a pledge of 600,000 shares of Common Stock of the Company by Dhananjay G. Wadekar and 400,000 shares of Common Stock of the Company by Dr. Indu Muni pursuant to a Pledge and Security Agreement attached hereto as Exhibit B.

         The Company agrees to use the full proceeds from the sale of the Note and Shares solely for working capital and for the acquisition of the business and operations of Superior Pharmaceutical Company.

         2. THE CLOSING. The Company agrees to issue and sell to the Investor, and, subject to and in reliance upon the representations, warranties, terms and conditions of this Agreement, the Investor agrees to purchase, the Note and the Shares for the aggregate purchase price of $1,0500,000. Such purchase and sale shall take place at a closing (the "CLOSING") to be held at the office of Testa, Hurwitz & Thibeault, LLP, 125 High Street, Boston, Massachusetts, on June 10, 1997 at 2:00 P.M., or on such other date and at such time as may be mutually agreed upon. At the Closing, the Company will issue and deliver to the Investor
(i) one Note, payable to the order of the Investor, in the principal amount of up to $1,0500,000, and (ii) within, five (5) business days of the Closing, issue one certificate for the Shares, registered in the name of such Investor, against delivery at the Closing of a check or a receipt of a wire transfer in payment of the purchase price for the Note to be purchased by the Investor.

         3.   REPRESENTATIONS  AND  WARRANTIES  OF  THE  COMPANY.   The  Company
represents and warrants to the Investor as follows:

                  3.1 AUTHORIZATION; OWNERSHIP OF SECURITIES. This Agreement and the Note and the Shares have been duly authorized by the Company. This Agreement and the Note and the Shares, when executed and delivered by the Company, will be valid and binding obligations of the Company, enforceable in accordance with their terms. The Shares, when issued and delivered in accordance with this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and will not be subject to any liens or restrictions, rights of first refusal or other preemptive rights imposed by law or contract, or through the Company, except restrictions on transfer imposed by applicable securities laws.

                  3.2 ORGANIZATION, GOOD STANDING AND AUTHORITY OF THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the requisite power and authority to own all of its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified to do business and is in good standing in each jurisdiction in which it owns or leases property or engages in any activity which would require it to qualify to do business as a foreign corporation and in which the failure to qualify could have a material adverse effect upon the business or operations of the Company.

                  3.3 AUTHORIZATION. The Company has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of the Company and no other corporate proceedings or actions on the part of the Company (including any consents or waivers required for the issuance of the Securities) are necessary to authorize this Agreement and the transactions contemplated hereby. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforcement hereof may be limited by bankruptcy, insolvency, moratorium or other similar laws relating to or affecting the rights of creditors generally and subject to the fact that equitable remedies are discretionary and may not be granted by a court of competent jurisdiction.

                  3.4 NO DEFAULT. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not constitute a default under any of the terms, conditions or provisions of the Articles of Organization or By-Laws of the Company, or any material contract, agreement or arrangement to which the Company is a party or by which it is bound.

                  3.5 CAPITAL STOCK OF THE COMPANY. As of the date hereof, the authorized capital stock of the Company consists of 75,000,000 shares of Common Stock $.01 par value per share, of which 30,122,477 shares were issued and outstanding and 10,000,000 shares of preferred stock, $.01 par value per share of which no shares were issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and nonassessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company. Except as disclosed in the SEC Documents, (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, and (ii) there are no outstanding convertible debt securities of the Company. As of the Closing Date and before giving effect to the acquisition of Superior Pharmaceutical Company by the Company pursuant to an Agreement and Plan of Merger dated March 7, 1997, as amended (i) the authorized capital stock of the Company will be (x) 75,000,000 shares of Common Stock, $.01 par value per share, of which 30,347,477 shares will be issued and outstanding and (y) 10,000,000 shares of Preferred Stock, $.01 par value per share, of which (A) 50,000 shares have been designated Series A Preferred Stock, of which 41,000 are issued and outstanding, and (B) 7,500 have been designated as Series B Preferred Stock, all of which are issued and outstanding and (ii) the Company has reserved for issuance no more than 11,000,000 shares of Common Stock with respect to the matters described below in clause (i) of this Section.

                  3.6 COMPLIANCE WITH LAWS. To its best knowledge, the Company holds all material licenses, approvals, certificates, permits and authorizations necessary for the lawful conduct of its business and is in material compliance with all applicable federal, state and local laws, rules, regulations and ordinances.

                  3.7 SEC DOCUMENTS. None of the filings of the Company with the SEC since July 1, 1996 (the "SEC DOCUMENTS") contained, as of the time they were filed, any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company has since July 1, 1996 timely filed all requisite forms, reports and exhibits thereto with the SEC. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. Prior to the date hereof, the Company has corrected all statements in the SEC Documents which have required correction and has filed all necessary amendments to the SEC Documents, in each case as required by applicable law.

         The Company has registered its Common Stock pursuant to the Securities Exchange Act of 1934 (the "EXCHANGE ACT"), and the Common Stock is listed and currently trades on the NASDAQ SmallCap Market. The Company is not in violation of the applicable listing agreement between the Company and any securities exchange or market on which the Company's securities are listed. The Company has timely filed all materials required to be filed pursuant to all reporting obligations under either Section 13(a) or 15(d) of the Exchange Act for at least twelve (12) months immediately preceding the date hereof, and has received no notice, either oral or written, with respect to the continued eligibility for such listing. The Company has timely made all filings required under the Exchange Act during the twelve month period preceding the date hereof and is eligible to use Form S-3 to register the Shares. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Prior to the date hereof, the Company has corrected all statements in the SEC Documents which have required correction and has filed all necessary amendments to the SEC Documents, in each case as required by applicable law.

         3.8 LITIGATION. Except as set forth in the SEC Documents, there is no action, suit, proceeding at law or in equity, arbitration or administrative or other proceeding by or before (or to the best knowledge, information and belief of the Company any investigation by) any governmental or other instrumentality or agency, pending, or, to the best knowledge, information and belief of the Company, threatened against or affecting the Company, or any of its properties or rights which could materially and adversely affect the right or ability of the Company to carry on its business as now conducted, or which could materially and adversely affect the condition, whether financial or otherwise, or properties of the Company; and the Company does not know of any valid basis for any such action, proceeding or investigation. Except as set forth in the SEC Documents, the Company is not subject to any judgment, order or decree entered in any lawsuit or proceeding which may have a material adverse effect on any of its operations, or on its ability to acquire any property or conduct business in any area.

         3.9 INTELLECTUAL PROPERTY; PROPRIETARY RIGHTS. Except as set forth within this Agreement or in the SEC Documents, the Company and its subsidiaries own, have obtained or possess rights to use the trademarks, trade names, service marks, service mark registrations, patents, copyrights, licenses, approvals, governmental authorizations, trade secrets and other rights necessary to conduct their respective businesses as now conducted, the Company does not have any knowledge of any material infringement by the Company or its subsidiaries of any trademark, trade name rights, patent rights, copyrights, licenses, service marks, service mark registrations, trade secrets or other similar rights of others, and there is no claim being made against the Company or its subsidiaries regarding trademark, trade name, patent, copyright, license, service marks, service mark registrations, trade secret or other infringement which could have a material adverse effect on the Company. The Company and its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

         4. REPRESENTATIONS AND WARRANTIES OF THE INVESTOR. The Investor represents and warrants to the Company as follows:

                  4.1 INVESTMENT. The Investor is acquiring the Securities for its own account, for investment purposes only, and not with a view to the sale, assignment, transfer or other distribution thereof. The Investor recognizes that the Securities, have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the Investor agrees that it will not sell, assign, transfer, or otherwise distribute the Securities in violation of the Securities Act.

                  4.2   INVESTIGATION.   The  Investor  is   knowledgeable   and
experienced in the making of investments, is aware that the Company is an early-stage company and therefore speculative investment, is able to bear the economic risk of loss of its investment in the Company, has been granted the opportunity to make a thorough investigation of the affairs of the Company, and has availed itself of such opportunity either directly or through its authorized representatives. The foregoing representation shall not be construed in any way so as to limit, define or in any way affect the Company's liability arising from the warranties and representations of the Company in this or any other agreement with the Investor or any affiliate of the Investor.

                  4.3 RELIANCE. The Investor has been advised that the Securities have not been and are not being registered under the Securities Act or under the "blue sky" laws of any jurisdiction and that the Company in issuing the Securities is relying upon, among other things, the representations and warranties of the Investor contained in this Section 4 in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act.

                  4.4 LEGENDS. The Investor understands and agrees that each instrument representing the Securities delivered to the Investor hereunder shall bear legends substantially as follows:

                  "The Securities represented hereby have not been registered under the Securities Act of 1933, as amended, and may not be sold or transferred unless the registration provisions of said Act have been complied with or unless in the opinion of counsel satisfactory to the Company both as to opinion and counsel compliance with such provisions is not required."

         5. REGISTRATION RIGHTS.

                  5.1 "PIGGY-BACK" REGISTRATIONS. If at any time the Company shall determine to register for its own account under the Securities Act any of its equity securities, it shall send to the Investor as a holder of Registrable Securities (as defined below) and any holder who has the right to acquire
Registrable Securities, written notice of such determination and, if within twenty (20) days after receipt of such notice, such holder shall so request in writing, the Company shall include in such registration statement all or any part of the Registrable Securities such holder requests to be registered. "REGISTRABLE SECURITIES" shall consist of any and all of the Shares held by an Investor.

                  If, in connection with any offering involving an underwriting of Common Stock to be issued by the Company, the managing underwriter shall impose a limitation on the number of Securities of such Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution, then the Company shall be obligated to include in such registration statement only such limited portion of the Registrable Securities with respect to which such holder has requested inclusion hereunder; provided, however, that the Company shall not so exclude any Registrable Securities unless it has first excluded any securities to be offered and sold by officers and employees of the Company and by holders who do not have contractual rights as of the date hereof to include such securities in any registration unless the holders obtained such contractual rights pursuant to equity financings consummated by the Company immediately following the date hereof relating to the acquisition of Superior Pharmaceutical Company and the creation of working capital for the business of the Company.

                  No incidental right under this Section 5.1 shall be construed to limit any registration required under Section 5.2.

                  This Section 5.1 shall not apply to a registration of Securities of Common Stock on Form S-8 or Form S-4 or their then equivalents relating to an offering of Common Stock to be issued solely in connection with any acquisition of any entity or business or otherwise issuable in connection with any stock option, stock purchase or similar employee benefit plan.

                  5.2. SHORT-FORM REGISTRATIONS ON FORM S-3. In addition to the rights provided the holder of Registrable Securities in Sections 5.1 above, if the registration of Registrable Securities under the Securities Act can be effected on a Form S-3 registration form (or any similar form having similar requirements promulgated by the Commission), then the Company shall, upon the written request of the Investor and as expeditiously as possible (but in no event later than ninety (90) days from the date of the Investor's request), effect qualification and registration under the Securities Act on Form S-3 of all or such portion of the Registrable Securities as each Investor shall specify.

                  The Company shall not be required to effect more than two (2) registrations in the aggregate pursuant to this Section 5.2 and not more than one during any twelve-month period. The Company's obligations under this Section
5.2 shall expire five (5) years after the issuance of the Shares by the Company. Any offering of Registrable Securities pursuant to this Section shall have a minimum market value to the public (valued at the public offering price of the Company's Securities as of the effective date of the registration statement for such offering) of at least $200,000 of the securities so registered.

                  5.3. EXPENSES. In the case of each registration effected under
Section 5.1 or 5.2, the Company shall bear all reasonable costs and expenses of each such registration on behalf of the selling holders of Registrable
Securities (except as otherwise prohibited by state securities law or regulation), including, but not limited to, the Company's printing, legal and accounting fees and expenses, SEC and NASD filing fees and "Blue Sky" fees and expenses and the reasonable fees and disbursements of one counsel competent in securities matters for the selling holders of Registrable Securities in connection with the registration of their Registrable Securities; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts attributable to the Registrable Securities being offered and sold by the holders of Registrable Securities, or the fees and expenses of counsel for the selling holders of Registrable Securities in connection with the registration of the Registrable Securities. The Company shall pay all expenses (including reasonable attorneys' fees subject to the limitations set forth immediately above) of the holders of the Registrable Securities in connection with any registration initiated pursuant to this Section 5 which is withdrawn, delayed or abandoned.

         6. SUBORDINATION. The Company, for itself, its successors and assigns, covenants and agrees, and the Investor and each successor holder of the Note by his or its acceptance thereof, likewise covenants and agrees, that notwithstanding any other provision of this Agreement or the Note, the payment of the principal of and interest on the Note shall be subordinated in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Debt (as hereinafter defined) at any time outstanding. The provisions of this Section shall constitute a continuing representation to all persons who, in reliance upon such provisions, become the holders of or continue to hold Senior Debt, and such provisions are made for the benefit of the holders of Senior Debt, and such holders are hereby made obligees hereunder the same as if their names were written herein as such, and they or any of them may proceed to enforce such provisions against the Company or against the holder of the Note without the necessity of joining the Company as a party.

                  (A) PAYMENT OF SENIOR DEBT. In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Company or to its property, or, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshaling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, then and in any such event all Senior Debt shall be paid in full before any payment or distribution of any character, whether in cash, securities or other property, shall be made on account of the Note; and any such payment or distribution, except securities which are subordinated and junior in right of payment to the payment of all Senior Debt then outstanding in terms of substantially the same tenor as this Section, which would, but for the provisions hereof, be payable or deliverable in respect of the Note shall be paid or delivered directly to the holders of Senior Debt (or their duly authorized representatives), in the proportions in which they hold the same, until all Senior Debt shall have been paid in full, and the holder of the Note by becoming a holder thereof shall have designated and appointed the holder or holders of Senior Debt (and their duly authorized representatives) as his or its agents and attorney-in-fact to demand, sue for, collect and receive such Senior Debt holder's ratable share of all such payments and distributions and to file any necessary proof of claim therefor and to take all such other action in the name of the holder of the Note or otherwise, as such Senior Debt holders (or their authorized representatives) may determine to be necessary or appropriate for the enforcement of this Section. The Investor and each successor holder of the Note by its acceptance thereof agrees to execute, at the request of the Company, a separate agreement with any holder of Senior Debt on the terms set forth in this Section, and to take all such other action as such holder or such holder's representative may request in order to enable such holder to enforce all claims upon or in respect of such holder's ratable share of the Note.

                  (B) NO PAYMENT ON THE NOTE UNDER CERTAIN CONDITIONS. In the event that any default occurs in the payment of the principal of or interest on any Senior Debt (whether as a result of the acceleration thereof by the holders of such Senior Debt or otherwise) and during the continuance of such default for a period up to ninety (90) days and thereafter if judicial proceedings shall have been instituted with respect to such defaulted payment, or (if a shorter period) until such payment has been made or such default has been cured or waived in writing by such holder of Senior Debt then and during the continuance of such event no payment of principal or interest on the Note shall be made by the Company or accepted by any holder of the Note who has received notice from the Company or from a holder of Senior Debt of such events.

                  (C) SCOPE OF SECTION. The provisions of this Section are intended solely for the purpose of defining the relative rights of the holder of the Note, on the one hand, and the holders of the Senior Debt, on the other hand. Nothing contained in this Section or elsewhere in this Agreement or the
Note is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the holder of the Note, the obligation of the Company, which is unconditional and absolute, to pay to the holder of the Note the principal of and interest on the Note as and when the same shall become due and payable in accordance with the terms thereof, or to affect the relative rights of the holder of the Note and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the holder of the Note from accepting any payment with respect to such Note or exercising all remedies otherwise permitted by applicable law upon default under such Note, subject to the rights, if any, under this Section of the holders of Senior Debt in respect of cash, property or securities of the Company received by the holder of the Note.

                  (D) SURVIVAL OF RIGHTS. The right of any present or future holder of Senior Debt to enforce subordination of the Note pursuant to the provisions of this Section shall not at any time be prejudiced or impaired by any act or failure to act on the part of the Company or any such holder of Senior Debt, including, without limitation, any forbearance, waiver, consent, compromise, amendment, extension, renewal, or taking or release of security of or in respect of any Senior Debt or by noncompliance by the Company with the terms of such subordination regardless of any knowledge thereof such holder may have or otherwise be charged with.

                  (E) SENIOR DEBT DEFINED. The term "Senior Debt" shall mean all Indebtedness of the Company for money borrowed from banks or other institutional lenders, including any extension or renewals thereof, whether outstanding on the date hereof or thereafter created or incurred, which is not by its terms subordinate and junior to or on a parity with the Note and which is permitted hereby at the time it is created or incurred, including Sirrom Capital and Odyssey Investment Partners L.P.

         7. EVENTS OF DEFAULT. If any of the following events ("EVENTS OF DEFAULT") shall occur and be continuing, then there shall be a default under the
Note:

                  (a) The Company shall fail to pay any installment of principal of or interest or premium on the Note upon maturity; or

                  (b) Any representation or warranty made by the Company in this Agreement shall prove to have been incorrect when made in any material respect; or

                  (c) The Company shall be involved in financial difficulties as evidenced (i) by its admitting in writing its inability to pay its debts generally as they become due; (ii) by its commencement of a voluntary case under Title 11 of the United States Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its Board of Directors or other governing body, the commencement of such a voluntary case; (iii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iv) by the entry of an order for relief in any involuntary case commenced under said Title 11; (v) by its seeking relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief;
(vi) by the entry of an order by a court of competent jurisdiction (a) finding it to be bankrupt or insolvent, (b) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (c) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property; or

                  (d) The Company shall fail to effect a registration on Form S-3 under Section 5.2 within 120 days of the Investor's request for registration under the Securities Act.

                  Upon the occurrence of an Event of Default which is not remedied, the Investor's sole and limited recourse is to proceed against the Collateral described in the Pledge and Security Agreement. The Investor shall have no recourse against the Company upon an Event of Default.

         8. AMENDMENT. This Agreement may not be modified or amended except by a written instrument duly executed and delivered by or on behalf of the Investor and the Company.

         9. BINDING EFFECT. This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

         10. COUNTERPARTS. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         11. GOVERNING LAW. This Agreement and the respective rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to principles of conflicts of laws.



                                      -9-


                  IN WITNESS WHEREOF, the Company and the Investor have executed this Bridge Financing Purchase Agreement as an instrument under seal as of the date first set forth above.

                                  DYNAGEN, INC.


                                  By:      /s/ Indu A. Muni
                                           -----------------------------
                                           President


COUTTS & CO. AG
ACTING AS AGENT FOR CERTAIN NON-U.S. PERSONS


/s/ [Illegible]
------------------------------------
By:
Title:   Senior Vice President


/s/ [Illegible]
------------------------------------
By:
Title:   Senior Vice President